                                                                     Exhibit 2.6

                        TRAITE D'APPORT PARTIEL D'ACTIFS
                    SOUMIS AU REGIME JURIDIQUE DES SCISSIONS


ENTRE:

             CANAL+, societe anonyme au capital de 94.586.271,75 Euros, ayant son siege social 85, quai Andre Citroen, 75015 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 329 211 734, representee par Monsieur Pierre Lescure, son President,

                         (ci-apres denommee "Canal+ S.A." ou l'"Apporteur")

ET:

             SOCIETE D'EXPLOITATION DE SERVICES AUDIOVISUELS, societe par actions simplifiee au capital de 250.000 francs, ayant son siege social 85, quai Andre Citroen, 75015 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 414 949 172, representee par Monsieur Bruno Delecour, son President,

                         (ci-apres denommee "Canal+ Regie" ou le "Beneficiaire")



IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT:


         1. Canal+ S.A. exploite depuis sa creation la chaine a peage "premium" francaise "Canal+" (la "Chaine"). Elle beneficie a ce titre d'une autorisation de diffusion par voie hertzienne terrestre (collectivement avec ses eventuels renouvellements, la "Convention CSA") du Conseil superieur de l'audiovisuel (le "CSA") conformement aux dispositions de la loi du 30 septembre 1986 relative a la liberte de la communication (telle qu'amendee, la "Loi Audiovisuelle"). Canal+ S.A. detient par ailleurs des participations dans des chaines a peage etrangeres, ainsi que dans diverses entreprises liees a la television payante, a la production et a la distribution cinematographiques et a la technologie, et exerce des fonctions de holding du groupe forme par l'ensemble de ces entreprises.

         2. L'operation d'apport (l'"Apport") faisant l'objet du present traite d'apport (le "Traite d'Apport") s'inscrit dans le cadre du rapprochement (le "Rapprochement") entre les societes francaises Canal+ S.A. et Vivendi et la societe de droit canadien The Seagram Company Limited ("Seagram"), visant a regrouper les activites des trois societes dans les domaines de la television payante, du cinema, de la musique, de l'edition, de l'Internet et des telecommunications. Les principales societes francaises parties au Rapprochement sont decrites dans le present preambule.

         3. Dans le cadre de ce projet de Rapprochement, Canal+ S.A. s'est engagee a ce que soient apportes a une sous-filiale integralement controlee ("Groupe Canal+"), a l'issue d'une serie d'apports partiels d'actifs soumis au regime juridique des scissions, l'ensemble de ses actifs et passifs, a l'exclusion toutefois des actifs et passifs afferents a l'edition et a la diffusion de la Chaine, ainsi que la propriete de sa base d'abonnes, qui demeureront loges au sein de Canal+ S.A. Ces operations d'apport sont detaillees ci-apres.

         4. En premier lieu, le present Apport porte sur l'apport a Canal+ Regie de la branche d'activite de regie publicitaire de Canal+ decrite en Annexe A au present Traite d'Apport (la "Branche d'Activite").

             Sa signature a ete approuvee par les conseils d'administration de Canal+ S.A. et de Canal+ Regie, respectivement les 19 juin et 28 septembre 2000 et les 30 juin et 28 septembre 2000.

         5. En outre, Canal+ S.A. fera apport a Canal+ Distribution de la branche d'activite de distribution et de commercialisation de la Chaine, en ce compris le fichier associe a la clientele de la Chaine (ci-apres designe la "Base d'Abonnes"), le droit d'exploitation commerciale pour tous usages de ladite Base d'Abonnes, et correlativement, les droits financiers (hors publicite et parrainage) afferents a l'exploitation commerciale exclusive de la Chaine, ainsi que (au titre d'un transfert "inter partes") la jouissance des droits et obligations attaches aux contrats d'abonnement a la Chaine, il est toutefois precise que ladite Base d'Abonnes, ledit droit d'exploitation commerciale et les droits et obligations attaches aux contrats d'abonnement a la Chaine font l'objet d'un apport en jouissance et non en propriete.

         6. Immediatement apres la realisation des apports en faveur de Canal+ Distribution et de Canal+ Regie, la quasi-integralite des participations detenues par Canal+ S.A. (y compris la participation dans Canal+ Distribution et Canal+ Regie) et l'activite de holding de Canal+ S.A. relative a la detention de ces participations et les fonctions support y associees seront apportees par Canal+ S.A. a une societe qu'elle controle integralement ("SIG 40").

         7. Immediatement apres la realisation de cet apport a SIG 40, les participations susvisees (a l'exception d'une participation de 50% dans le capital de Vivendi Net et d'une participation de 99,99 % dans le capital de CanalNumedia), ainsi que les activites de holding et les fonctions support y associees seront de nouveau filialisees au sein de l'entite "Groupe Canal+" susvisee. Le capital de cette derniere a vocation a etre integralement detenu par Vivendi Universal, la societe SIG 40 devant etre absorbee par une filiale a 100% de Vivendi, la societe Sofiee, immediatement apres que cette derniere aura absorbe Vivendi et adopte la denomination Vivendi Universal.

         8. En tout etat de cause, les operations susvisees constituent differentes etapes d'une operation unique de Rapprochement et doivent etre realisees de maniere concomitante, selon un ordre prevu par les differents traites d'apports partiels d'actifs et de fusion, et ce, au meme moment que la realisation de l'acquisition de Seagram prevue au titre du Rapprochement (la date de realisation de l'ensemble de ces operations est designee la "Date de Realisation").

        9. A l'issue du present Apport et des autres operations resumees ci-dessus et de la signature des conventions devant intervenir au plus tard a la Date de Realisation, Canal+ S.A.

exercera ainsi l'activite d'edition et d'exploitation de la Chaine, et disposera de la maitrise de la politique commerciale et tarifaire de cette derniere ainsi que celle de la relation avec les abonnes a la Chaine et l'autorisation de diffusion hertzienne y afferente. Canal+ S.A. sera detenue a 49% par Groupe Canal+ conformement au pourcentage maximum autorise par la Loi Audiovisuelle suite a l'apport de cette participation par Sofiee en faveur de Groupe Canal+, devant egalement intervenir a la Date de Realisation. Canal+ S.A. beneficiera enfin d'une licence gratuite de la marque "Canal+" pour les besoins de son exploitation, consentie par Groupe Canal+ pendant la plus longue des durees suivantes : (i) 50 ans a compter de la Date de Realisation et (ii) la duree de la Convention Canal+ Distribution et de ses eventuels renouvellements.

         10. Le present Apport est soumis aux dispositions des articles L. 236-16 a L. 236-21 du code de commerce, conformement a la faculte offerte par l'article L. 236-22 du code de commerce et, au plan fiscal, sera soumis au regime de faveur prevu par l'article 210 B du Code general des Impots.

         11. Canal+ S.A. est une societe anonyme, immatriculee le 14 aout 1984 au Registre du Commerce et des Societes de Paris sous le numero 329 211 734 et creee pour une duree de quatre-vingt-dix-neuf (99) ans.

             Son exercice social expire le 31 decembre de chaque annee.

             Son capital social s'eleve (au 30 juin 2000) a 94.586.271,75 Euros et est divise en 126.111.029 actions ordinaires d'une valeur nominale de 0,75 Euros chacune, integralement liberees.

             Les actions de Canal+ S.A. sont toutes de meme categorie. Elles sont admises aux negociations du Premier Marche de ParisBourseSBF SA.

             Canal+ S.A. a emis deux emprunts obligataires dont une description sommaire figure en Annexe B au present Traite d'Apport. Canal+ S.A. n'a pas emis d'autres valeurs mobilieres.

             Canal+ S.A. a consenti au benefice des dirigeants et salaries du groupe des options de souscription ou d'achat d'actions dont les conditions sont resumees dans le tableau figurant en Annexe C au present Traite d'Apport.

             Il est envisage que ni les emprunts obligataires ni les options de souscription ou d'achat d'actions susvises ne soient transferes a Canal+ Distribution, ces actifs et passifs n'etant pas inclus dans la branche faisant l'objet des apports effectues par Canal+ S.A. en faveur de Canal+ Regie.

         12. Canal+ Regie est une societe par actions simplifiee. Elle a ete immatriculee le 12 decembre 1997 au Registre du Commerce et des Societes de Paris sous le numero 414 949 172 et a ete creee pour une duree de quatre-vingt-dix-neuf (99) ans. En tant que de besoin, l'objet social de Canal+ Regie sera modifie, avant la date de realisation du present Apport, pour lui permettre d'exercer les activites de la Branche d'Activite.

             Son exercice social expire le 31 decembre de chaque annee.

             Son capital social s'eleve a 250.000 francs et est divise en 2.500 actions ordinaires de 100 francs chacune de valeur nominale, integralement liberees. Il sera propose a l'assemblee generale des actionnaires de Canal+ Regie que, prealablement a l'Apport, le capital de Canal+ Regie soit converti en euros (avec un arrondi) et qu'une division du nominal des actions intervienne, portant ainsi le capital social a trente sept mille cinq cents (37.500) euros, divise en trente sept mille cinq cents (37.500) actions de un (1) euro de nominal sous condition suspensive de l'augmentation de capital resultant de l'Apport.

             Les actions de Canal+ Regie sont toutes de meme categorie. Canal+ Regie n'a emis aucune obligation, titre participatif, certificat d'investissement ou part beneficiaire.

             Canal+ Regie n'a a ce jour aucune activite specifique.

         13. Canal+ S.A. detient l'integralite des 2.500 actions composant le capital social de Canal+ Regie.

         14. Les principales autres societes francaises concernees par le Rapprochement sont:

         - Vivendi, societe anonyme au capital de 3.330.122.119,50 euros, ayant son siege social 42, avenue de Friedland, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 780 129 961 ("Vivendi"); Vivendi a pour objet, a titre direct ou indirect, l'exercice de toutes activites de communication (notamment l'Internet, le multimedia, l'audiovisuel, l'image, la publicite, la presse, l'edition et les telecommunications) ainsi que de toutes activites se rapportant a l'environnement (notamment a l'eau, l'assainissement, l'energie, les transports, la proprete);

             a la date des presentes, Vivendi detient une participation d'environ 49% dans le capital de Canal+ S.A. (dont une participation de 15% detenue directement); Messieurs
             Jean-Marie Messier et Eric Licoys, respectivement President du conseil d'administration et administrateur de Vivendi, sont egalement administrateurs de Canal+ S.A.,

         - Sofiee, societe anonyme au capital de 276.977.250 euros, ayant son siege social 31, rue du Colisee, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 343 134 763 ("Sofiee" ou "Vivendi-Universal", selon sa future denomination sociale a l'issue du Rapprochement, Sofiee devant etre la societe absorbante de Vivendi et l'acquereur de Seagram); a la date des presentes, Sofiee est une societe holding dont le capital est integralement detenu par Vivendi; parmi ses actifs, elle detient a titre direct une participation d'environ 34% dans le capital de Canal+ S.A., Messieurs Jean-Marie Messier, Eric Licoys, Guillaume Hannezo et Philippe Germond, respectivement President du conseil d'administration et administrateurs de Sofiee, sont egalement administrateurs de Canal+ S.A.


CECI ETANT PRECISE, IL A ETE CONVENU DE CE QUI SUIT:

                                    ARTICLE 1
                          MOTIFS ET BUTS DE L'OPERATION

             L'Apport vise a permettre le regroupement de l'ensemble des moyens de regie publicitaire de la chaine francaise "Canal+" ainsi que ceux afferents aux autres activites de regie publicitaire de Canal+ S.A. au sein d'une entite distincte et a organiser une relation stable et durable entre cette societe et la societe editrice de la chaine "Canal+".

             Cette operation de filialisation fera de Canal+ Regie une filiale de Groupe Canal+ et une societe soeur de Canal+ Distribution. Elle sera accompagnee de la conclusion, au plus tard a la Date de Realisation, d'une convention (la "Convention Canal+ Regie") regissant les relations entre Canal+ Regie et Canal+ S.A. (sous sa configuration devant resulter du Rapprochement) en vue d'assurer leur harmonieuse cooperation.

             Le present Apport s'inscrit dans le contexte du Rapprochement et vise a permettre la mise en oeuvre, au sein du groupe Vivendi Universal, de synergies entre les domaines de la television, du cinema, de l'Internet et des telecommunications, compte tenu de la convergence des technologies de l'information et de la communication.

             Les actionnaires de Canal+ S.A. ont vocation a etre pleinement associes aux resultats attendus de ce rapprochement du fait de la distribution d'actions SIG 40 dont ils doivent beneficier dans le cadre du Rapprochement, ces actions devant etre immediatement echangees en actions Vivendi Universal par l'effet de la fusion-absorption de SIG 40 par Vivendi Universal immediatement apres cette distribution, et ce, a raison de deux (2) actions Vivendi Universal pour chaque action Canal+ S.A. detenue.

                                    ARTICLE 2
                              COMPTES DE REFERENCE

             Afin de determiner les conditions de l'operation, les conseils d'administration des deux societes ont decide de se referer aux comptes de Canal+ S.A. arretes au 31 decembre 1999. Il est toutefois precise que la reference aux elements actifs et passifs de l'Apporteur a la date du 31 decembre 1999 en vue de l'etablissement des conditions de l'operation et de la designation de la Branche d'Activite apportee sera sans incidence sur la consistance effective des actifs et des passifs transferes dans le cadre du present apport de la Branche d'Activite qui seront devolus au Beneficiaire dans l'etat ou ils se trouveront a la date de realisation du present apport.

                                    ARTICLE 3
                EVALUATION ET DESIGNATION DE L'ACTIF ET DU PASSIF
                         DONT LA TRANSMISSION EST PREVUE

             3.1      EVALUATION

             S'agissant des valeurs d'apport, les elements d'actif et de passif relatifs aux Actifs Transferes (tels que definis a l'article 3.2.1. ci-apres) ont ete evalues par les parties a leur valeur nette comptable dans les comptes de Canal+ S.A. au 31 decembre 1999.

             La remuneration de l'Apport a ete etablie en retenant la meme valeur.

             3.2 DESIGNATION DES ELEMENTS D'ACTIF ET DE PASSIF APPORTES - VALEUR NETTE DE L'APPORT

             Sous reserve de la realisation des conditions suspensives stipulees a l'Article 8 ci-apres, l'Apporteur apporte au Beneficiaire, qui accepte, sous les conditions ordinaires de fait et de droit, et sous les conditions stipulees aux presentes, les elements d'actif et de passif constituant la Branche d'Activite decrite a l'Annexe A, avec effet retroactif au 1er janvier 2000, comme indique a l'article 3.3.2 ci-apres.

             Par consequent, Canal+ Regie prendra les biens, droits et obligations ci-apres designes dans l'etat ou ils se trouveront a la Date de Realisation (tel que ce terme est defini au preambule des presentes), sans que cette substitution entraine novation.

                    3.2.1    Elements d'actif apportes

             Les actifs transferes a Canal+ Regie dans le cadre du present Apport (les "Actifs Transferes") sont decrits et valorises en Annexe 3.2.1

             De convention expresse, les parties sont convenues que les elements d'actifs utilises en commun avec d'autres activites de l'Apporteur (notamment materiel informatique, standard telephonique, etc.) ne seront pas apportes au Beneficiaire. Il est rappele que ces elements seront transferes a SIG 40 puis a Groupe Canal+. Une convention d'utilisation interviendra entre Canal+ S.A. (ou Groupe Canal+, apres realisation de l'ensemble des apports) et Canal+ Regie afin de permettre la poursuite de cette utilisation commune dans des conditions comparables a celles actuellement en vigueur.

                    3.2.2    Passif pris en charge

             En contrepartie de l'apport des elements d'actif, le Beneficiaire accepte de prendre a sa charge le passif relatif aux Actifs Transferes tel que decrit en Annexe 3.2.2.

             Le Beneficiaire sera egalement tenu, et dans les memes conditions, a l'execution de tous engagements de cautions, avals et garanties pris par l'Apporteur et se rapportant a la Branche d'Activite et beneficiera de toutes contre garanties y afferentes au cas ou il serait appele a executer ces engagements de garantie.

             Ainsi que l'article L. 236-21 du code de commerce en prevoit la faculte, les parties conviennent expressement d'exclure toute solidarite entre elles sur les passifs, le Beneficiaire etant seul et uniquement responsable du passif afferent aux Actifs Transferes mentionne ci-dessus et apporte en vertu des presentes, l'Apporteur ne restant pas solidairement tenu du passif pris en charge par le Beneficiaire en vertu des presentes.

                    3.2.3    Valeur nette de l'apport

             La valeur nette de l'apport par Canal+ S.A. a Canal+ Regie des Actifs Transferes est evaluee comme suit:

  -  total des elements d'actifs apportes                       8 521 754 euros
  -  total des elements de passif pris en charge                3 396 157 euros

  -  Valeur Nette des Apports                                   5 125 597 euros

             3.3 MODALITES DE L'APPORT

                    3.3.1    Propriete-jouissance

             A la Date de Realisation, le Beneficiaire aura la propriete et la jouissance de l'ensemble des biens et droits composant la branche d'Activite, a compter du jour ou ces apports seront devenus definitifs, par la suite de la realisation et/ou de la renonciation, en tout ou en partie, aux conditions suspensives stipulees a l'article 8 ci-apres.

                    3.3.2    Retroactivite

             L'Apport prenant effet au 1er janvier 2000, tant sur le plan comptable que sur le plan fiscal, toutes les operations afferentes a la Branche d'Activite accomplies entre le 1er janvier 2000 et la Date de Realisation seront presumees avoir ete realisees au nom du Beneficiaire, Canal+ S.A. etant reputee depuis le 1er janvier 2000 avoir gere la Branche d'Activite pour le compte du Beneficiaire, et le resultat ainsi genere sera repute realise par le Beneficiaire, sans qu'il soit besoin d'ajuster les valeurs d'apport mentionnees ci-avant.

             Le resultat ainsi genere sera repute realise par Canal+ Regie, sans qu'il soit besoin d'ajuster les valeurs d'apport mentionnees aux presentes, etant precise que le resultat net avant impot du Beneficiaire au titre de l'exercice 2000 tiendra compte de l'effet retroactif des apports a Canal+ Distribution et a SIG 40 et de l'effet retroactif, le cas echeant, des conventions devant etre conclues par Canal+ S.A. a la Date de Realisation. Le resultat de l'Apporteur sera calcule en consequence.

                    3.3.3    Transmission des droits et obligations

             (i) A compter de la Date de Realisation, le Beneficiaire sera substitue a l'Apporteur dans tous les biens, droits et obligations de ce dernier afferents a la Branche d'Activite;

             (ii) A compter de la Date de Realisation, le Beneficiaire
                  fera son affaire personnelle, aux lieu et place de Canal+ S.A., de l'execution ou de la resiliation de tous traites, contrats, marches, conventions, accords et engagements quels qu'ils soient, intervenus notamment avec la clientele, les fournisseurs, le personnel ou les creanciers, et se rapportant a l'exploitation de la Branche d'Activite.

                  Le Beneficiaire sera subroge dans tous les droits et obligations pouvant resulter desdits traites, contrats, marches, conventions, accords et engagements quels qu'ils soient, ainsi que dans tous les droits, actions, hypotheques, privileges, garanties et suretes personnelles ou reelles attaches aux biens ou creances objet des apports;

             (iii)Le Beneficiaire pourra, le cas echeant, poursuivre ou continuer, engager ou arreter toutes actions judiciaires et transactions se rapportant aux biens, droits et obligations composant la Branche d'Activite. Les benefices ou charges de ces actions incomberont uniquement au Beneficiaire qui s'y oblige.

                    3.3.4  Agrements, accords, autorisations prealables

             Au cas ou l'accord, l'agrement ou l'autorisation d'un tiers serait necessaire au transfert au Beneficiaire des biens et contrats vises aux presentes, l'Apporteur (ou, selon le cas, Canal+ Regie) devra les solliciter sans delai et faire ses meilleurs efforts en vue de leur obtention prealablement a la reunion des assemblees generales de Canal+ S.A. et de Canal+ Regie devant statuer sur l'Apport. Canal+ S.A. sollicitera la collaboration et l'assistance de

Canal+ Regie qui ne pourra s'y refuser et s'engagera a lui apporter toute sa cooperation a cet effet et Canal+ S.A. la tiendra regulierement informee de l'etat d'avancement de ces demarches.

             Si certains des accords, agrements ou autorisations de tiers susvises n'etaient pas obtenus, les parties se rapprocheront afin de negocier de bonne foi les modalites juridiques mutuellement acceptables permettant aux parties de beneficier, dans toute la mesure du possible, d'un effet economique equivalent a un transfert, entre les parties, des droits et obligations de l'Apporteur au titre des biens ou contrats concernes.

                    3.3.5    Droits des creanciers

             Conformement a l'article L. 236-14 du code de commerce, les creanciers de Canal+ S.A. et de Canal+ Regie dont la creance est anterieure a la publicite donnee au present projet de Traite d'Apport, pourront faire opposition dans le delai de trente (30) jours a compter de la derniere a intervenir entre la publication dans un journal d'annonces legales de Paris et la publication au Bulletin des Annonces Legales Obligatoires, de l'avis vise a l'article 255 du decret du 23 mars 1967.

             Les oppositions seront portees devant le Tribunal de Commerce de Paris qui pourra:

             -    rejeter l'opposition; ou

             -    ordonner le remboursement des creances; ou

             -    ordonner au Beneficiaire la constitution de garanties.

                    3.3.6    Modalites specifiques aux salaries

             (i) Conformement a l'article L.122-12 du Code de Travail, tous les contrats de travail des salaries affectes a la Branche d'Activite (soit environ 51 personnes, ce nombre etant susceptible d'evoluer jusqu'a la Date de Realisation) seront transferes de plein droit au Beneficiaire a la Date de Realisation, dans la mesure ou leur contrat de travail n'aura pas ete interrompu anterieurement a la Date de Realisation.

             (ii) Les montants dus par l'Apporteur relativement aux contrats de travail transferes ayant ete pris en compte dans le calcul de la valeur nette des actifs apportes (notamment conges payes, treizieme mois), le Beneficiaire supportera tous les montants dus a ce titre a compter du 1er janvier 2000 quand bien meme lesdits montants se rapporteraient a une periode anterieure au 1er janvier 2000.

             (iii)Il est precise toutefois que l'Apporteur conserve a sa charge toute responsabilite a l'egard des employes transferes ayant trait a la participation des salaries au titre de toute periode anterieure au 1er janvier 2000.

             (iv) Conformement aux dispositions des articles L.412-12, L.425-1 et L.336-1 du Code du Travail, Canal+ S.A. sollicitera de l'Inspecteur du Travail competent, les autorisations qui seraient necessaires pour transferer au Beneficiaire les salaries proteges au sens de la reglementation du travail.

             (v) Canal+ Regie fera partie de l'unite economique et sociale existante et reconnue entre Canal+ S.A. et certaines de ses filiales (et a l'avenir, entre Groupe Canal+ et les entites faisant actuellement partie de ladite unite economique et sociale).

                    3.3.7    Formalites de regularisation

             Canal+ S.A. et Canal+ Regie s'engagent a collaborer pour l'etablissement de tous actes complementaires, modificatifs, reiteratifs ou confirmatifs des presents apports et a fournir toutes justifications et signatures qui pourraient etre necessaires pour rendre effectif le transfert au Beneficiaire des biens, droits et obligations composant la Branche d'Activite, notamment vis-a-vis des tiers. En particulier, les parties sont susceptibles de parfaire ou de completer les informations contenues dans les annexes au present Traite d'Apport.

                                    ARTICLE 4
                            REMUNERATION DE L'APPORT

             En contrepartie de l'apport des Actifs Transferes et a titre de complet paiement, le Beneficiaire augmentera son capital d'un montant de quatre millions (4.000.000) d'euros, pour le porter de trente-sept mille cinq cents (37.500) euros a quatre millions trente-sept mille cinq cents (4.037.500) euros, par creation de quatre millions (4.000.000) d'actions nouvelles d'une valeur nominale de un (1) euro chacune, entierement liberees, emises en faveur de l'Apporteur.

             La difference, entre la Valeur Nette Comptable des Apports et le montant nominal de cette augmentation de capital, soit un million cent vingt cinq mille cinq cent quatre-vingt dix-sept (1.125.597) euros, sera comptabilisee dans un compte de prime d'apport.

             Lesdites actions seront entierement assimilees aux actions composant actuellement le capital du Beneficiaire. Elles donneront droit a la distribution de tout dividende decidee posterieurement a leur emission.

                                    ARTICLE 5
                   DECLARATIONS ET ENGAGEMENTS DE L'APPORTEUR

             5.1  L'Apporteur declare et garantit par les presentes au
                  Beneficiaire:

             (i) qu'il n'a jamais ete et qu'il n'est pas soumis a une procedure de liquidation ou de redressement judiciaire ou a un concordat et qu'il n'est pas en cessation de paiement;

             (ii) que les biens et droits composant la Branche
                  d'Activite ne font l'objet d'aucune inscription de privilege, nantissement ou autre surete ou autre garantie de quelque sorte que ce soit au profit d'un tiers quel qu'il soit, a l'exception des clauses de reserve de propriete pouvant grever certains elements de stocks;

             (iii)que depuis le 1er janvier 2000, la Branche d'Activite a ete geree dans le cours normal des affaires et que Canal+ S.A. n'a pas effectue d'operations hors du cours normal des affaires depuis le 1er janvier 2000 qui seraient de nature a affecter de facon significative et defavorable la valeur des Actifs Transferes;

             5.2   A compter de la date des presentes et jusqu'a la Date
                  de Realisation incluse, l'Apporteur s'engage a gerer la Branche d'Activite dans le cours normal des affaires.


                                    ARTICLE 6
                               COMPTES ET ARCHIVES

             Les livres comptables, documents, archives et dossiers de l'Apporteur afferents aux Actifs Transferes seront tenus a la disposition du Beneficiaire pour une periode de dix (10) ans suivant la Date de Realisation, a l'exception des livres comptables, documents, archives et dossiers des societes transferees a Canal+ Regie dans le cadre de l'Apport (et de leurs filiales controlees) qui seront transferes a la Date de Realisation.

                                    ARTICLE 7
                            REGIME FISCAL DE L'APPORT

             Le Beneficiaire et l'Apporteur declarent que :

    - l'Apporteur et le Beneficiaire sont des societes anonymes ayant leur siege social en France, relevant du statut fiscal des societes de capitaux et comme telles passibles de l'impot sur les societes;

    - l'apport des Actifs Transferes n'emporte pas dissolution de l'Apporteur;

    - l'apport des Actifs Transferes par l'Apporteur sera remunere par l'attribution de droits representatifs du capital du Beneficiaire ou fera l'objet d'un reglement sous une autre forme dans la limite de 10% de la valeur nominale des droits attribues, au sens de l'article 301 F de l'Annexe F II du Code General des Impots.

    - l'Apporteur et le Beneficiaire entendent placer l'operation d'apport partiel d'actif sous le regime fiscal de faveur des fusions, edicte, sur renvoi de l'article 210-B, par l'article 210-A du Code General des Impots en matiere d'impot sur les societes et, sur renvoi des articles 817 et 817 A du Code general des Impots par l'article 816 du Code General des Impots en matiere de droits d'enregistrement ;

    - l'Apporteur entend faire apport des actions Canal+ Regie a la societe anonyme SIG 40, qui les apportera a son tour a la societe anonyme Finatop qui sera rebaptisee "Groupe Canal+", l'Apporteur ne pourra des lors respecter l'engagement de conservation de trois ans vise a l'article 210 b-1-a du Code General des Impots;

    - par consequent, l'application du regime de faveur des fusions en matiere d'impot sur les societes est subordonne a l'obtention d'un agrement (l'"Agrement") qui a ete sollicite aupres des autorites competentes dans le cadre de l'article 210 B-3 du Code

         General des Impots; l'Apporteur et le Beneficiaire s'engagent, en tant que de besoin, a respecter tous autres engagements mis a leur charge dans le cadre de l'agrement qui sera delivre;

    - en consequence, les options et engagements relatifs a la presente convention s'etablissent ainsi qu'il suit:

             7.1 DROITS D'ENREGISTREMENT

             La formalite de l'enregistrement sera effectuee au droit fixe de
1.500 Francs, en application des dispositions des articles 816-I-1(degree) , 817 et 817 A du Code General des Impots.

             7.2 IMPOT SUR LES SOCIETES

             Pour assurer a l'apport partiel d'actif le benefice des articles 210 A et 210 B du Code General des Impots, le Beneficiaire s'engage a respecter l'ensemble des dispositions et prescriptions des articles 210 A et 210 B et notamment :

i. reprendre a son passif les provisions se rapportant aux Actifs Transferes et dont l'imposition a ete differee ;

ii. substituer a l'Apporteur pour la reintegration des resultats dont la prise en compte avait ete differee pour l'imposition de ce dernier a raison des biens compris dans l'apport ;

iii. calculer les plus-values realisees ulterieurement a l'occasion de la cession des immobilisations non amortissables et des titres du portefeuille dont le resultat de cession est exclu du regime des plus ou moins-values a long terme qui lui sont apportes d'apres la valeur que ces elements avaient du point de vue fiscal dans les ecritures de l'Apporteur ;

iv. reintegrer dans ses benefices imposables les plus-values degagees lors de l'apport des biens amortissables, dans les conditions et delais fixes au d de l'article 210 A - 1 du Code general des Impots;

v. inscrire a son bilan les elements autres que des immobilisations compris dans l'apport pour la valeur que ces elements avaient du point de vue fiscal dans les ecritures de l'Apporteur ;

vi. l'ensemble des apports etant transcrits sur la base de leur valeur comptable, reprendre a son bilan l'ensemble des ecritures comptables de l'Apporteur relatives aux elements apportes (valeurs d'origine, amortissements, provisions pour depreciation) et continuer de calculer les dotations aux amortissements a partir de la valeur d'origine qu'avaient les biens apportes dans les ecritures de l'Apporteur ;

vii. se substituer a l'Apporteur dans l'engagement de conservation pendant deux ans qu'il a souscrit a raison des titres apportes qu'il a acquis depuis moins de deux ans, afin de preserver l'application du regime des societes-meres prevu par les articles 145 et 216 du Code General des Impots aux dividendes recus de ces participations.

             L'Apporteur et le Beneficiaire s'engagent en outre a joindre a leur declaration de resultat un etat conforme au modele fourni par l'administration faisant apparaitre, pour chaque nature d'element compris dans l'apport partiel d'actif, les renseignements necessaires au calcul du resultat imposable de la cession ulterieure des elements consideres, conformement a l'article 54 septies I et a l'article 38 quindecies de l'annexe III, du Code General des Impots.

             Le Beneficiaire inscrira les plus-values degagees sur les elements d'actif non amortissables compris dans l'apport partiel d'actif, et dont l'imposition a ete reportee, dans le registre prevu a l'article 54 septies II du Code General des Impots.


             7.3 TAXE SUR LA VALEUR AJOUTEE

             7.3.1 En ce qui concerne les biens mobiliers d'investissement, l'Apporteur et le Beneficiaire declarent expressement qu'ils entendent beneficier du regime d'exoneration prevu par l'instruction du 22 fevrier 1990 (3-A-6-90). En consequence, l'apport de ces biens au Beneficiaire en vertu des presentes ne sera pas soumis a la TVA et ne donnera pas lieu a regularisation par l'Apporteur. A cet effet, le Beneficiaire s'engage (i) a soumettre a la TVA la cession ulterieure de ces biens et (ii) a proceder, le cas echeant, aux regularisations prevues aux Articles 207 bis, 210 et 215 de l'annexe II au Code General des Impots qui auraient ete exigibles si l'Apporteur avait continue a utiliser lesdits biens. En outre, le Beneficiaire adressera au service des impots dont il releve une declaration en double exemplaire faisant reference au present traite d'apport.

             7.3.2 Le Beneficiaire notifiera, en tant que de besoin, au service des impots dont il releve ainsi qu'a celui dont releve l'Apporteur, le transfert de la creance sur le Tresor detenue par l'Apporteur a la suite de la suppression de la regle du decalage d'un mois. A cet effet, le Beneficiaire fournira a chacun des services concernes, conformement a l'instruction administrative du 22 novembre 1993 (3-D-10-93), une copie de l'avis insere dans un journal d'annonces legales du departement du siege social de l'Apporteur et du Beneficiaire attestant la realite de l'apport des Actifs Transferes, ainsi que les modalites de calcul et de repartition du montant de la creance transferee.

             7.4 PARTICIPATION DES EMPLOYEURS A L'EFFORT DE CONSTRUCTION

             Le Beneficiaire fera son affaire personnelle, pour la part se rapportant aux Actifs Transferes, du paiement ou de l'investissement de la cotisation due au titre de la participation des employeurs a l'effort de construction sur le montant des salaires payes par l'Apporteur avant la Date de Realisation, dans la mesure ou ladite cotisation n'aurait pas ete payee ou investie, conformement a l'Article 163 alinea 3 de l'annexe II au Code General des Impots.

             De meme, le Beneficiaire sera subroge dans le benefice de tous les investissements excedentaires que l'Apporteur aurait pu effectuer relativement aux Actifs Transferes dans le cadre et au titre de ladite participation patronale a l'effort de construction. Il s'engage a reprendre a son bilan les investissements realises afferents aux Actifs Transferes et a se soumettre aux obligations pouvant incomber de ce chef a l'Apporteur.

             7.5 AUTRES IMPOTS ET TAXES

             Le Beneficiaire acquittera, a compter de la Date de Realisation, tous autres impots, taxes, contributions, auxquels pourraient etre assujettis les biens qui lui sont apportes en vertu du present traite d'apport.

             Le Beneficiaire s'engage par ailleurs a rembourser, le cas echeant, l'Apporteur de tous impots et taxes acquittes par ce dernier relativement aux Actifs Transferes (notamment impot foncier, taxe professionnelle, formation continue, taxe d'apprentissage, contribution sociale de solidarite, taxe sur les vehicules de societe), pour leur fraction courue a compter de la Date de Realisation.

             7.6 OPERATIONS ANTERIEURES

             Plus generalement, le Beneficiaire reprend, en tant que de besoin, le benefice et/ou la charge de tous engagements d'ordre fiscal afferents aux elements compris dans l'apport apportes qui auraient pu etre anterieurement souscrits par l'Apporteur a l'occasion d'operations de fusion, fusion dite "a l'anglaise", ou d'apport partiel d'actif, soumises au regime fiscal de faveur des fusions, issu de la loi du 12 juillet 1965, en matiere de droits d'enregistrement et/ou d'impot sur les societes.

             7.7 RETROACTIVITE

             Les parties entendent invoquer, au plan de l'impot sur les societes, la retroactivite visee a l'article 3.3.2 ci-dessus. En consequence, Canal+ Regie s'oblige a etablir sa declaration de resultats et a liquider son impot au titre de l'exercice en cours, tant en raison de sa propre activite que des activites et operations effectuees pour son propre compte depuis le 1er janvier 2000 par Canal+ S.A., concernant les Actifs Transferes.

                                    ARTICLE 8
                             CONDITIONS SUSPENSIVES

             La realisation de l'Apport est subordonnee aux conditions suspensives suivantes:

             (a) l'approbation par une assemblee generale extraordinaire des actionnaires de Canal+ S.A. de l'ensemble des dispositions du present Traite d'Apport et de ses Annexes;

             (b) l'approbation par une assemblee generale extraordinaire des actionnaires de Canal+ Regie de l'ensemble des dispositions du present Traite d'Apport et de ses Annexes, de l'augmentation du capital en remuneration des apports et de l'attribution des actions nouvelles a l'Apporteur;

             (c) l'approbation par une assemblee generale extraordinaire des actionnaires de Canal+ S.A. des autres apports partiels d'actifs devant etre effectues par Canal+ S.A. dans le cadre du Rapprochement, tels que vises au preambule des presentes;

             (d) l'approbation de la fusion entre Vivendi S.A. et Sofiee par les assemblees generales extraordinaires des actionnaires de Vivendi et de Sofiee (la realisation de ladite fusion etant reputee intervenir prealablement a la realisation des apports devant etre effectues par Canal+ S.A. dans le cadre du Rapprochement;

             (e) l'homologation (Final Order) par un tribunal canadien competent du Plan of Arrangement, adopte a la majorite des deux tiers par l'assemblee generale des actionnaires de Seagram, relatif a l'acquisition de la societe Seagram par une ou plusieurs filiales
                  (directes ou indirectes) de Vivendi S.A.;

             (f)  l'obtention de l'Agrement;

             (g) l'obtention de l'autorisation du Rapprochement par la Commission europeenne au titre du Reglement 4064/89 du Conseil relatif au controle des concentrations.

             Si les conditions susvisees n'ont pas ete remplies au 31 decembre 2000, le present Traite sera considere comme nul et de nul effet, sauf si les parties conviennent de le proroger.

             Il est precise que les Parties pourront decider de renoncer a l'une ou plusieurs des conditions suspensives susvisees dans la mesure ou elles ne sont pas legalement requises.

             En cas de realisation et/ou de renonciation, en tout ou en partie, aux conditions suspensives susvisees, l'Apport sera realise de maniere concomitante aux autres operations prevues au titre du Rapprochement et uniquement en cas de realisation du Rapprochement.

                                    ARTICLE 9
                                     DIVERS

             9.1 FORMALITES

             Le present Traite sera depose au greffe du Tribunal de Commerce de Paris. Il fera l'objet de publications conformement au code de commerce et de telle sorte que le delai accorde aux creanciers non-obligataires pour former opposition soit expire avant la tenue des assemblees d'actionnaires appelees a statuer sur ce projet conformement a l'Article 8 ci-dessus.

             L'Apporteur obtiendra mainlevee des nantissements ou privileges s'il s'en revelait.

             9.2 FRAIS

             Les droits d'enregistrement, frais et honoraires relatifs au present Traite ou a son execution seront acquittes par le Beneficiaire qui s'y oblige.

             9.3 ELECTION DE DOMICILE

             Pour l'execution des presentes et des actes ou proces-verbaux qui en seront la suite ou la consequence, les parties font respectivement election de domicile en leurs sieges respectifs.

             9.4 POUVOIRS

             Tous pouvoirs sont donnes au porteur d'un original, d'une copie ou d'un extrait des presentes pour effectuer tous depots, mentions ou publications, selon le cas, et notamment depot au greffe du Tribunal de Commerce de Paris.

             9.5 LOI APPLICABLE

             Le present traite est soumis a la loi francaise.


              Fait a Paris,
              Le     octobre 2000,
              En neuf exemplaires originaux, dont sept pour les depots legaux et un pour chaque partie.


Canal+                                  SESA


-----------------------------           -----------------------------
Par:  Monsieur Pierre Lescure           Par:  Monsieur Bruno Delecour

                             LISTE DES ANNEXES

Annexe A                Branche d'Activite

Annexe B                Description sommaire des obligations emises par Canal+
                        S.A.

Annexe C Description des principales caracteristiques des plans d'options de souscription et d'achat d'actions

Annexe 3.2.1            Actifs transferes

Annexe 3.2.2            Passif pris en charge

                                                                        ANNEXE A

                               BRANCHE D'ACTIVITE



- Les contrats directement lies a l'activite de regie publicitaire sauf les contrats avec les annonceurs et les sponsors.

- les materiels bureautiques (PC, imprimantes, fax, photocopieurs) necessaires a l'activite de regie publicitaire ou affectes aux personnels realisant la dite activite de regie publicitaire PROGRAMMES en ce compris les licences des logiciels bureautiques installes sur ces materiels,

- les materiels audiovisuels (televiseurs, magnetoscopes...), les mobiliers necessaires a l'activite de regie publicitaire ou affectes aux personnels realisant la dite activite de regie publicitaire PROGRAMMES en ce compris les licences des logiciels bureautiques installes sur ces materiels,

-   l'ensemble des etudes relatives a l'activite de regie publicitaire,

- Les droits d'utilisation de tous logiciels, progiciels, ou systemes informatiques expressement affectes a la realisation de l'activite de regie publicitaire

-   La participation dans la societe Thematiques Regie

                                                                        ANNEXE B

             DESCRIPTION SOMMAIRE DES OBLIGATIONS EMISES PAR CANAL+
S.A.

1. OBLIGATIONS ZERO-COUPON FEVRIER 1999-2009 INDEXEES SUR LE COURS DES ACTIONS CANAL+ S.A. (LES "OBLIGATIONS INDEXEES")


Montant nominal              53.300.000 euros

Date d'emission              1 mars 1999

Taux nominal                 Aucun

Date de remboursement        2 mars 2009

Prix de remboursement        Le plus eleve des deux montants suivants;
                             - 100 euros
                             - Nominal x [100% + 100% (CANf - CANo)/CANo] ou CANf represente la valeur de la moyenne arithmetique des cours de l'action CANAL+ entre le
                             26 janvier 2009 et le 6 fevrier 2009 (inclus) et
                             CANo est egal a 216,7 euros.

                             Ce prix de remboursement est plafonne a 260 euros

Modification des             Les conditions de remboursement seront susceptibles
conditions de                d'etre modifiees en cas  de survenance de certains
remboursement                evenements.

Dette residuelle au
31.12.1999                   53.300.000 Euros


Les Obligations Indexees ont fait l'objet d'une note d'operation ayant recu le visa de la Commission des operations de bourse n(degree) 99-149 en date du 24 fevrier 1999, a l'occasion de leur admission au Premier Marche.

2. OBLIGATIONS 2002 3,5% ECHANGEABLES EN ACTIONS MEDIASET
   (LES "OBLIGATIONS MEDIASET")


Montant nominal             2.220.080.000 FF

Date d'emission             1er avril 1997

Taux nominal                3,5% par an

Date de remboursement       1er avril 2002

Echange Obligations echangeables contre des actions ordinaires d'une valeur nominale de Lit. 1000 chacune, de la societe Mediaset S.p.a. , selon le ratio, sous reserve de la survenance de certains evenements, notamment d'operations portant sur le capital de la societe Mediaset) de 341,74014 actions Mediaset pour des obligations d'un montant de 10.000 francs.

                            Canal+ S.A. peut toutefois verser aux obligataires ayant ainsi demande l'echange de leurs obligations une somme en numeraire egale a la valeur de marche des actions Mediaset. Cette faculte d'echange peut etre exercee jusqu'au 18 mars 2002.

Dette residuelle au
31.12.1999                  1.193.280.000 Francs

                                                                        ANNEXE C

                  DESCRIPTION DES PRINCIPALES CARACTERISTIQUES
            DES PLANS D'OPTIONS DE SOUSCRIPTION ET D'ACHAT D'ACTIONS

DATE DU PLAN                       14 sept. 1995         7 dec. 1995        6 mars 1996       25 juin 1998

NOMBRE D'OPTIONS                       1.200.000              40.000             40.000            596.000

MODALITES                         1 option donne      1 option donne     1 option donne     1 option donne
                                     le droit de         le droit de        le droit de           le droit
                                   souscrire a 1       souscrire a 1      souscrire a 1        d'acheter 1
                                          action              action             action             action

PRIX DE SOUSCRIPTION
OU D'ACHAT                            27,3 euros          31,4 euros         33,9 euros           61 euros

DELAI DE VALIDITE DE
L'OPTION                           20% exercable       20% exercable      20% exercable     100% exercable
                                   du 14/09/1995       du 07/12/1995      du 06/03/1996      Du 25/03/2003
                                   au 13/09/2001       au 06/12/2001      au 05/03/2002      Au 25/06/2004

                                   20% exercable       20M exercable      20% exercable
                                   du 14/09/1996       du 07/12/1996      du 06/03/1997
                                   au 13/09/2001       au 06/12/2001      au 05/03/2002

                                   20% exercable       20% exercable      20% exercable
                                   du 14/09/1997       du 07/12/1997      du 06/03/1998
                                   au 13/09/2001       au 06/12/2001      au 05/03/2002

                                   20% exercable       20% exercable      20% exercable
                                   du 14/09/1998       du 07/12/1998      Du 06/03/1999
                                   au 13/09/2001       au 06/12/2001      au 05/03/2002

                                   20% exercable       20% exercable      20% exercable
                                   du 14/09/1999       du 07/12/1999      du 06/03/2000
                                   au 13/09/2001       au 06/12/2001      au 05/03/2002

NOMBRE D'OPTIONS EX                      545.416               3.000                  0                  0
ERCEES AU
31/12/1999

NOMBRE D'OPTIONS                          21.440                   0                  0             39.600
DECHUES (1)
AU 31/12/1999

NOMBRE D'OPTIONS                         633.144              37.000             32.000
SUSCEPTIBLES
D'ETRE EXERCEES AU
31/12/1999(2)

DATE DU PLAN                           25 juin 1998          8 juin 1999         22 sept. 1999            7 mars 2000

NOMBRE D'OPTIONS                          1.350.400               40.000                48.000              1.600.000

MODALITES                            1 option donne       1 option donne        1 option donne         1 option donne
                                           le droit             le droit              le droit            le droit de
                                        d'acheter 1          d'acheter 1           d'acheter 1            souscrire 1
                                             action               action                action                 action

PRIX DE SOUSCRIPTION                     41,3 euros             64 euros            64,2 euros           261,51 euros
OU D'ACHAT

DELAI DE VALIDITE DE
L'OPTION                              10% exercable        10% exercable         10% exercable          10% exercable
                                      du 25/06/1999        du 08/06/2000         du 23/09/2000          du 07/03/2000
                                      au 24/06/2004        au 07/06/2005         au 22/09/2005          au 06/03/2006

                                      20% exercable        20% exercable         20% exercable          20% exercable
                                      du 25/06/2000        du 08/06/2001         du 23/09/2001          du 07/03/2001
                                      au 24/06/2004        au 07/06/2005         au 22/09/2005          au 06/03/2006

                                      30% exercable        30% exercable         30% exercable          30% exercable
                                      du 25/06/2001        du 08/06/2002         du 23/09/2002          du 07/03/2002
                                      au 24/06/2004        au 07/06/2005         Au 22/09/2005          au 06/03/2006

                                      40% exercable        40% exercable         40% exercable          40% exercable
                                      du 25/06/2002        du 08/06/2003         Du 23/09/2003          du 07/03/2003
                                      au 24/06/2004        au 07/06/2005         au 22/09/2005          au 06/03/2006

NOMBRE D'OPTIONS EX                               0                    0                     0                      0
ERCEES AU
31/12/1999

NOMBRE D'OPTIONS                                  0               12.000                     0                      0
DECHUES (1)
AU 31/12/1999

NOMBRE D'OPTIONS               S'agissant d'options
SUSCEPTIBLES                     d'achat d'actions,
D'ETRE EXERCEES AU            elles sont sans effet
31/12/1999(2)            sur le nombre d'actions en                                                                 0
SUSCEPTIBLES                 circulation ou a creer
D'ETRE EXERCEES AU
31/12/1999(2)

(1) Suite au depart ou au deces des beneficiaires.
(2) Conformement aux termes du plan.

                                                                    ANNEXE 3.2.1

                                ACTIFS TRANSFERES

                                                                                      Amortisse-           Montants
(en euros)                                                       Montants               ments ou             net au
                                                                    bruts             provisions           01/01/00
--------------------------------------------------------------------------------------------------------------------
IMMOBILISATIONS CORPORELLES                                       237 946                158 885             79 061
Mobilier, materiel audiovisuel et de bureau                       237 946                158 885             79 061
Autres immobilisations corporelles                                      -                      -                  -

IMMOBILISATIONS FINANCIERES                                        38 021                      -             38 021
Participations                                                     38 021                      -             38 021
Creances rattachees aux participations                                  -                      -                  -

--------------------------------------------------------------------------------------------------------------------

ACTIF IMMOBILISE                                                  275 967                158 885            117 082

--------------------------------------------------------------------------------------------------------------------
Stocks                                                                  -                      -                  -
Clients                                                           723 724                      -            723 724
Autres creances                                                    58 497                      -             58 497
Valeurs mobilieres de placement                                 7 622 451                      -          7 622 451
Disponibilites                                                          -                      -                  -

--------------------------------------------------------------------------------------------------------------------

ACTIF CIRCULANT                                                 8 404 672                      -          8 404 672

--------------------------------------------------------------------------------------------------------------------
Charges constatees d'avance                                             -                                         -
Charges a repartir                                                      -                                         -
Ecart de conversion actif                                               -                                         -

====================================================================================================================

TOTAL DE L'ACTIF                                                8 680 639                158 885          8 521 754

--------------------------------------------------------------------------------------------------------------------

                                     ANNEXE

1. Immobilisations

1.1 Immobilisations corporelles

- l'ensemble des materiels et equipements (mobiliers, postes informatiques, equipements audiovisuels, materiels telephoniques...) servant a l'exploitation de l'activite Regie de CANAL+.

-    les avances et acomptes sur commandes d'immobilisations.

1.1.2 Immobilisations financieres
Les titres detenues dans la SA Thematiques Regies (representant 99.76% du capital), pour un montant inferieur a 38 021 euros.

2 Actif circulant

-   des creances clients pour une valeur nette de 723 724 euros.
-   des autres creances (TVA) pour 58 497 euros.
-   des valeurs mobilieres de placement pour 7 622 451 euros.

Soit un montant total net pour l'actif circulant de 8 404 672 euros.

La valeur nette comptable des elements de l'actif apporte par CANAL+ s'eleve donc a 8 521 754 euros.

                                                                    ANNEXE 3.2.2

                             PASSIFS PRIS EN CHARGE

--------------------------------------------------------------------------------------------------------------------

                                                                                                           Montants
(en euros)                                                                                                       au
                                                                                                           01/01/00

--------------------------------------------------------------------------------------------------------------------

PROVISION POUR RISQUES ET CHARGES                                                                            16 135

--------------------------------------------------------------------------------------------------------------------

Emprunts et dettes financieres                                                                            2 603 817
Fournisseurs                                                                                                147 933
Dettes fiscales et sociales                                                                                 628 272
Autres dettes                                                                                                     -

====================================================================================================================

TOTAL DETTES                                                                                              3 380 022

--------------------------------------------------------------------------------------------------------------------

                                     ANNEXE

D'apres la situation bilancielle de la Branche d'Activite au 31 decembre 1999, les passifs pris en charge par CANAL+ Regie se composent de provisions pour risques et charges de 16 135 euros, du compte courant detenu par Thematiques Regie sur CANAL+, soit 2 603 817 euros, de dettes fournisseurs pour 147 933 euros et de dettes fiscales et sociales pour un montant global de 628 272 euros.

La valeur nette comptable totale des elements de passif pris en charge par CANAL+ Regie s'eleve donc a 3 396 157 euros.